Exhibit J

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 29 to the Registration Statement No. 811-02224 on Form N-1A of the MML Series Investment Fund, of our reports dated February 1, 2000 appearing in the Annual Reports to Shareholders of MML Equity Fund, MML Money Market Fund, MML Managed Bond Fund, MML Blend Fund, and the MML Small Cap Value Equity Fund, and our reports dated February 8, 2000 appearing in the Annual Reports to Shareholders of MML Growth Equity Fund, MML Equity Index Fund, and the MML Small Cap Growth Equity Fund for the year ended December 31, 1999.

We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Auditor” in the Statement of Additional Information, which are a part of such Registration Statement.

/s/    DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 28, 2000

Exhibit J

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 44 to the Registration Statement No. 2-39334 on Form N-1A of the MML Series Investment Fund, of our reports dated February 1, 2000 appearing in the Annual Reports to Shareholders of MML Equity Fund, MML Money Market Fund, MML Managed Bond Fund, MML Blend Fund, and the MML Small Cap Value Equity Fund, and our reports dated February 8, 2000 appearing in the Annual Reports to Shareholders of MML Growth Equity Fund, MML Equity Index Fund, and the MML Small Cap Growth Equity Fund for the year ended December 31, 1999.

We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Auditor” in the Statement of Additional Information, which are a part of such Registration Statement.

/s/    DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 28, 2000